Exhibit 23.1

Weir International, Inc.

Mining, Geology and Energy Consultants

November 21, 2024

Executive Towers West I

1431 Opus Place, Suite 210

Downers Grove, Illinois 60515

USA

Tel: 630-968-5400
Fax: 630-968-5401
weir@weirintl.com

Reference: Consent of Independent Experts

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 (No. 333-274324) of Ramaco Resources, Inc. and any amendments thereto and including the related prospectus, we hereby consent to the incorporation by reference therein of the reference to Weir International, Inc. contained in the Annual Report on Form 10-K of Ramaco Resources, Inc. for the year ended December 31, 2023. We also hereby consent to the reference to us under “Experts” in the preliminary prospectus supplement dated November 21, 2024 and any amendment or supplement thereof or final prospectus relating thereto, which is part of Registration Statement No. 333-274324.

Respectfully submitted,

Weir International, Inc.

/s/ Fran X. Taglia
Fran X. Taglia
President